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                                                                    Exhibit 23.2




            Consent of Ernst & Young LLP, Independent Auditors




We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the 1996 Stock Option Plan of Boston Communications Group, Inc. of our report dated February 29, 1996, except for Notes 8 and 11 as to which the date is April 26, 1996, with respect to the financial statements and schedule of Boston Communications Group, Inc. included in its Registration Statement (Form S-1 No. 333-4128) filed with the Securities and Exchange Commission.



August 26, 1996
Boston, Massachusetts